Exhibit 10(jjj)

UNITED STATES DEPARTMENT OF THE TREASURY

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

December 9, 2009

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of the date set forth on Schedule A hereto, between the United States Department of the Treasury (the “Investor”) and the company set forth on Schedule A hereto (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, at the Closing, the Company issued to the Investor the number of shares of the series of its preferred stock set forth on Schedule A hereto (the “Preferred Shares”) and a warrant to purchase the number of shares of its common stock set forth on Schedule A hereto (the “Warrant”).

In connection with the consummation of the repurchase (the “Repurchase”) by the Company from the Investor, on the date hereof, of the number of Preferred Shares listed on Schedule A hereto (the “Repurchased Preferred Shares”), as permitted by the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009:

(a)    The Company hereby acknowledges receipt from the Investor of the share certificate(s) set forth on Schedule A hereto representing the Preferred Shares; and

(b)    The Investor hereby acknowledges receipt from the Company of a wire transfer to the account of the Investor set forth on Schedule A hereto in immediately available funds of the aggregate purchase price set forth on Schedule A hereto, representing payment in full for the Repurchased Preferred Shares at a price per share equal to the Liquidation Amount per share, together with any accrued and unpaid dividends to, but excluding, the date hereof.

The Investor and the Company hereby agree that, subject to compliance with applicable securities laws, the Investor shall be permitted to Transfer all or a portion of the Warrant with respect to, and/or exercise the Warrant for, all or a portion of the number of shares of Common Stock issuable thereunder, at any time and without limitation. The Company shall take all steps as may be reasonably requested by the Investor to facilitate any such Transfer.

Effective as of the date hereof, the Investor hereby provides notice, pursuant to Section 4.5(p) of the Securities Purchase Agreement, of its intention to sell the Warrant.

The Company and the Investor also agree as follows, which agreements shall constitute an amendment dated as of December 9, 2009 to the Securities Purchase Agreement:

[SIGNATURE PAGE TO REPURCHASE LETTER – 800,000 SHARES OF FIXED RATE CUMULATIVE

PERPETUAL PREFERRED STOCK – SERIES R]

(1)    The Company agrees, with respect to all employees covered by the bonus restrictions set forth in Q-10 of the TARP Standards for Compensation and Corporate Governance, 31 CFR 30 (the “Interim Final Rule”), to comply with the Interim Final Rule, and with the Special Master for TARP Executive Compensation’s October 22, 2009, determination letter and memorandum with respect to the Company, as if the TARP period (as defined in the Interim Final Rule) extended to and included December 31, 2009, and further agrees that, in setting 2009 compensation for employees in the so-called 26-100 group referred to in Q-16(a)(3)(ii) of the Interim Final Rule, it will apply the principles set forth in Q-16(b)(1)(i) through (vi) of the Interim Final Rule; and

(2)    The Company and the Investor hereby agree that (i) clauses (a), (b) and (c) of Section 4.10 of the Securities Purchase Agreement shall not apply to any period after 2009 and (ii) Section 4.10(f) of the Securities Purchase Agreement shall not require the filing of any report with respect to any period after 2009.

This letter agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed sufficient as if actual signature pages had been delivered.

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In witness whereof, the parties have duly executed this letter agreement as of the date first written above.

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Herbert M. Allison, Jr.
	Name:	Herbert M. Allison, Jr.
	Title:	Assistant Secretary for Financial Stability

BANK OF AMERICA CORPORATION

By:	/s/ Teresa M. Brenner
	Name:	Teresa M. Brenner
	Title:	Associate General Counsel

[SIGNATURE PAGE TO REPURCHASE LETTER – 800,000 SHARES OF FIXED RATE CUMULATIVE

PERPETUAL PREFERRED STOCK – SERIES R]

SCHEDULE A

General Information:

Date of Securities Purchase Agreement:	January 15, 2009

Name of the Company:	Bank of America Corporation

Corporate or other organizational form of the Company:	Corporation

Jurisdiction of organization of the Company:	Delaware

Number and series of preferred stock issued to the Investor at the Closing:	800,000; Fixed Rate Cumulative Perpetual Preferred Stock, Series R

Number of Initial Warrant Shares:	150,375,940

Terms of the Repurchase:

Number of Preferred Shares repurchased by the Company:	800,000

Share certificate number (representing the Preferred Shares previously issued to the Investor at the Closing):	ZQ00000001

Per share Liquidation Amount of Preferred Shares:	$25,000.00

Accrued and unpaid dividends on Preferred Shares:	$106,666,666.67

Aggregate Purchase price for Repurchased Preferred Shares:	$20,106,666,666.67

Investor wire information for payment of purchase price:

ABA Number:	021 00 018
Bank:	The Bank of New York Mellon
Account Name:	BETA 2
Account Number:	GLA/111567
Beneficiary:	a/c #630235